Exhibit 5.1
August 1, 2007
Group 1 Automotive, Inc.
950 Echo Lane, Suite 100
Houston, Texas 77024
Ladies and Gentlemen:
     We have acted as counsel for Group 1 Automotive, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of (i) up to 1,000,000 shares of Common Stock, par value $.01 per share (the “Shares”), pursuant to the Group 1 Automotive, Inc. 2007 Long Term Incentive Plan (the “Incentive Plan”) and (ii) certain deferred compensation obligations (the “Obligations” and together with the Shares, the “Securities”) of the Company pursuant to the Group 1 Automotive, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan” and collectively with the Incentive Plan, the “Plans”).
     In connection with the foregoing, we have examined or are familiar with the (i) Restated Certificate of Incorporation of the Company, (ii) the Bylaws of the Company, (iii) the corporate proceedings with respect to the issuance of the Securities, (iv) the Registration Statement on Form S-8 (File No. 333-42165) filed on December 12, 1997 covering the registration of 2,200,000 shares of common stock issuable under the Incentive Plan, (v) the Registration Statement on Form S-8 (File No. 333-80399) filed on June 10, 1999 covering the registration of 1,250,000 shares of common stock issuable under the Incentive Plan, (vi) the Registration Statement on Form S-8 (File No. 333-75784) filed on December 21, 2001 covering the registration of 1,500,000 shares of common stock issuable under the Incentive Plan, (vii) the Registration Statement on Form S-8 (File No. 333-83260) filed on February 22, 2002 covering the registration of $10,000,000 of certain deferred compensation obligations under the Deferred Compensation Plan, (viii) the Registration Statement on Form S-8 (File No. 333-115961) filed on May 27, 2004 covering the registration of 1,000,000 shares of common stock issuable under the Incentive Plan, (ix) the Registration Statement on Form S-8 (File No. 333-115962) filed on May 27, 2004 covering the registration of $25,000,000 of certain deferred compensation obligations under the Deferred Compensation Plan, (x) the Registration Statement on Form S-8 filed in connection with the registration of the Securities (the “Registration Statement”), and (xi) such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Houston Hong Kong London Moscow New York Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel 713.758.2222 Fax 713.758.2346 www.velaw.com

August 1, 2007 Page 2
     Based upon the foregoing, we are of the opinion that (i) the Securities have been duly authorized, (ii) when the Shares are issued in accordance with the provisions of the Incentive Plan, they will be validly issued and fully paid and non-assessable and (iii) the Obligations will be the binding obligations of the Company, except that enforceability of the Obligations may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general principles of equity, regardless of whether that enforceability is considered in a proceeding in equity or at law.
     The foregoing opinion is limited in all respects to the Constitution of the State of Delaware and the Delaware General Corporation Law, as interpreted by the courts of the State of Delaware and of the United States. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or Blue Sky laws.
     We express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign, or to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours, /s/ VINSON & ELKINS L.L.P.